EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

In connection with the quarterly report of Nevada Chemicals Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2005, John T. Day hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that to the best of his knowledge:

1.               The quarterly report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.               The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 12, 2005	/s/ John T. Day
(Date)	John T. Day, President
(principal executive officer)